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Exhibit 4.3

    UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE WARRANTS SHALL NOT TRADE THEM BEFORE THE EARLIER OF (I) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE DATE THE COMPANY FIRST BECOMES A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC, AND SASKATCHEWAN, IF THE COMPANY IS A SEDAR FILER; AND (II) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE LATER OF (A) JULY 1, 2003, AND (B) THE DATE THE COMPANY BECOMES A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE PURCHASER OF THE WARRANTS.

    EXERCISABLE PRIOR TO 5:00 P.M., EASTERN TIME, ON DECEMBER 28, 2006 AT WHICH TIME THESE WARRANTS SHALL EXPIRE AND BE NULL AND VOID

SHARE PURCHASE WARRANTS TO PURCHASE COMMON SHARES

OF

HOSTOPIA.COM INC.
(a company incorporated under the laws of Delaware)

Number of warrants represented by this certificate: 300,000

        THIS CERTIFIES THAT, for value received, Data Centurion Canada Inc. (the "Holder") of this share purchase warrant ("Warrant") is entitled, at any time prior to 5:00 p.m. (Eastern time) on December 28, 2006 (the "Expiry Time") to subscribe for and purchase the number of fully-paid and non-assessable shares of common stock par value (the "Common Shares") in the capital of HOSTOPIA.COM INC. (the "Company") set forth above on the basis of one Common Share at a price of US$0.64 (the "Exercise Price") for each Warrant exercised, subject to adjustment as set out herein, by surrendering to the Company at its principal office, at 5915 Airport Road, 11th Floor, Mississauga, Ontario, Canada L4V 1T1 this Warrant certificate, with a completed and executed Subscription Form and payment in full of the Common Shares being purchased.

        The Company shall treat the Holder as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Company and the Company shall not be bound to inquire into the title of any such Holder.

1.
Definitions:    In this Warrant, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)
"Adjustment Period" means the period commencing on the date hereof and ending at the Expiry Time;

(b)
"Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Canada;

(c)
"Common Shares" means the common shares in the capital of the Company as such shares were constituted on the date hereof, as the same may be reorganized or reclassified pursuant to any of the events set out in Section 10 hereof;

(d)
"Company" means HOSTOPIA.COM INC., a company incorporated under the laws of Delaware and its successors and assigns;

(e)
"Current Market Price" at any date, means the simple average of the closing prices per Common Shares at which the Common Shares have traded on the Toronto Stock Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not listed thereon, on such stock exchange on which such shares are listed as may be selected for such purposes by the directors, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, for any 20 consecutive trading days selected by the Company commencing not later than 45 trading days before such date and ending not later than 3 days prior to such date, or if such Common Shares are not listed on any exchange or quoted on any over-the-counter market, the current market price shall be as determined by the directors;

(f)
"Dividends Paid In The Ordinary Course" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company provided that the value of such dividends does not in such financial year exceed the greater of

(i)
200% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii)
100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

(g)
"Exercise Price" means US$0.64 per share, subject to adjustment in accordance with Section 10 hereof;

(h)
"Expiry Time" means 5:00 p.m., Eastern time, on December 28, 2006;

(i)
"Holder" means the holder set forth on the first page hereof;

  (j)
  "person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

  (k)
  "Trading Day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business; and

  (l)
  "Warrant" means a share purchase warrant exercisable to purchase one Common Share at US$0.64 until the Expiry Time.

2.
Expiry Time:    At the Expiry Time, all rights under the Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

3.
Exercise Procedure:

(a)
The Holder may exercise the right to subscribe and purchase herein provided for by delivering to the Company prior to the Expiry Time at its principal office this Warrant certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, together with a certified cheque or bank draft payable to or to the order of the Company in an amount equal to the aggregate Exercise Price in respect of the Warrants so exercised. Any Warrant certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein (or to such other address as the Company may notify the Holder).

(b)
Upon such delivery as aforesaid, the Company shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this certificate and the Holder hereof shall become a shareholder of the Company in respect of the Common Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of a certificate evidencing the Common Shares and the Company shall cause such certificate or certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription within 5 Business Days of such delivery.

(c)
In the event that this Warrant is exercised before the expiration of the hold period stated on the legend set forth on the first page hereof, the certificate representing the Common Shares issued upon such exercise shall bear the following legend:

    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE, CANADIAN OR PROVINCIAL SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACTS OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH ACTS.

    THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 (OR ANY SUCCESSOR TO THAT RULE) UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF FURTHER AGREES (i) NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS SUCH TRANSACTIONS MEET THE REQUIREMENTS OF AND COMPLY WITH THE SECURITIES ACT, AND (ii) THAT THE COMPANY WILL REFUSE TO REGISTER ANY TRANSFER OF THE SECURITIES NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

    The Company shall furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued and the powers, designations, preferences and relative, participating, optional, or other special rights of each series of preferred shares and the qualifications, limitations or restrictions of such preferences and/or rights so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitation of other series.

    There are restrictions on the right to transfer the shares represented by this certificate. In addition, such shares are subject to a Shareholder Agreement dated the 27th day of December, 2001, as the same may be amended from time to time, and may not be pledged, sold or otherwise transferred except in accordance with the provisions thereof."

4.
Partial Exercise:    The Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Common Shares which the Holder was entitled to subscribe for pursuant to this Warrant certificate and which were then not purchased.

5.
No Fractional Shares:    Notwithstanding any adjustments provided for in Section 10 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. Where a fractional Common Share would, but for this Section 5, have been issued upon exercise of a Warrant, in lieu thereof, there shall be paid to the Holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Current Market Price at the date of delivery of this Warrant certificate.

6.
Transfer of Warrants:    Subject to applicable law, the Holder may transfer the within Warrants by delivering to the Company prior to the Expiry Time at its principal office this Warrant certificate with the Transfer Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company.

7.
Not a Shareholder:    Nothing in this certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

8.
No Obligation to Purchase:    Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

9.
Covenants:

(a)
The Company covenants and agrees that so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for and such Common Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)
The Company shall use all reasonable efforts to preserve and maintain its corporate existence.

(c)
If the issuance of the Common Shares upon the exercise of the Warrants requires any filing or registration with or approval of any securities regulatory authority or other governmental authority or compliance with any other requirement under any law before such Common Shares may be validly issued (other than a prospectus, registration statement or similar document), the Company agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

10.
Adjustments:

(a)
Adjustment:    The rights of the holder of this Warrant, including the number of Common Shares issuable upon the exercise of such Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this section.

  (b)
  The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

  (i)
  Share Reorganization:    If and whenever at any time during the Adjustment Period, the Company shall (A) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (B) consolidate or combine the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or securities convertible into Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 10(b)(i) and (ii) hereof.

  (ii)
  Rights Offering:    If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this paragraph 10(b)(ii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

    (iii)
    Distribution:    If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Company or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets or the Company (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the record date for such issue or distribution to acquire Common Shares or securities exchangeable for or convertible into Common Shares at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares, of at least 95% of the Current Market Price of the Common Shares on such record date), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this paragraph 10(b)(iii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

  (c)
  Reclassifications:    If and whenever at any time during the Adjustment Period, there is (A) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 10(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

11.
Rules Regarding Calculation of Adjustment of Exercise Price:

(a)
The adjustments provided for in Section 10 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Common Share and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 11.

(b)
No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)
No adjustment in the Exercise Price will be made in respect of any event described in Section 10, other than the events referred to in clauses 10(1)(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event. Any participation by the Holder in a distribution, dividend or other event referred to in paragraph 10, is subject to the prior approval of any stock exchange or over-the-counter market on which the Common Shares are then listed or traded.

(d)
No adjustment in the Exercise Price will be made under Section 10 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

  (e)
  If at any time a dispute arises with respect to adjustments provided for in Section 10, such dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered accountant with access to all necessary records of the Company.

  (f)
  In case the Company after the date of issuance of this Warrant takes any action affecting the Common Shares, other than action described in Section 10, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Company in their sole discretion, acting reasonably, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

  (g)
  If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

  (h)
  In the absence of a resolution of the directors of the Company fixing a record date for any event giving rise to an adjustment under paragraphs 10.(b)(ii) and 10.(b)(iii) of this Warrant, the Company will be deemed to have fixed as the record date therefor the date on which such event actually occurs.

  (i)
  As a condition precedent to the taking of any action which would require any adjustment to this Warrant, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

  (j)
  The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 10, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

  (k)
  The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in section 10 (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 10 days in each case prior to such applicable record date or effective date.

  (l)
  In any case in which this section shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities or property.

12.
Consolidation and Amalgamation:

(a)
The Company shall not enter into any transaction whereby all or substantially all or its undertaking, property and assets would become the property of any other corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)
the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant, and

(ii)
the Warrant will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant;

(b)
Whenever the conditions of subsection 12(1) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

13.
Representation and Warranty:    The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant and the Common Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

14.
If Share Transfer Books Closed:    The Company shall not be required to deliver certificates for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for a period not exceeding 5 Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books shall have been re-opened.

15.
Protection of Shareholders, Officers and Directors:    Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained shall be had against any shareholder, officer or director of the company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby, are solely corporate obligations of the Company and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

16.
Lost Certificate:    If the Warrant certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Company may, on such terms as it may in its discretion impose, respectively issue and countersign a new Warrant of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed.

17.
Governing Law:    This Warrant shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws, rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. The Company hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario.

18.
Severability:    If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

19.
Headings:    The headings of the articles, sections, subsections and clauses of this Warrant have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.

20.
Numbering of Articles, etc.:    Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant.

21.
Gender:    Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

22.
Day not a Business Day:    In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

23.
Binding Effect:    This Warrant and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Company and its successors and permitted assigns.

24.
Notice:    Unless herein otherwise expressly provided, a notice to be given hereunder to the Holder will be deemed to be validly given if the notice is sent by telecopier or prepaid same day courier to the Holder addressed as follows:

  Data Centurion Canada Inc.

  Attention: Igor Nikolaichuk, Chief Executive Officer
  Telecopier No.: (905) 660-5616

25.
Time of Essence:    Time shall be of the essence hereof.

        IN WITNESS WHEREOF the Company has caused this Warrant certificate to be signed by its duly authorized officer as of this 1st day of July, 2003.

HOSTOPIA.COM INC.
Per:	/s/ COLIN CAMPBELL
Chief Operating Officer

SUBSCRIPTION FORM

TO:	THE SECRETARY OF HOSTOPIA.COM INC.
AND TO:	HOSTOPIA.COM INC.

        The undersigned holder of the within Warrant certificate hereby irrevocably subscribes for              Common Shares of HOSTOPIA.COM INC. (the "Company") pursuant to the within Warrant and tenders herewith a certified cheque or bank draft for $             (US$0.64 per Common Share) in full payment therefor.

        DATED this              day of                         , 200    .

DATA CENTURION CANADA INC.
Per:

Igor Nikolaichuk, Chief Executive Officer

Registration instructions:

                     Please check if the Common Shares certificates are to be delivered at the office where this Warrant certificate is surrendered, failing which the Common Shares certificates will be mailed to the subscriber at the address set out above.

        If any Warrants represented by this certificate are not being exercised, a new Warrant certificate for the unexercised Warrants will be issued and delivered with the Common Share certificate.

TRANSFER FORM

        FOR VALUE RECEIVED, the undersigned hereby sells, transfer and assigns to

Warrants represented by the within Warrant certificate and appoints attorney to transfer the said Warrants on the books of HOSTOPIA.COM INC. with full power of substitution in the premises.

        DATED                              , 200    .

(Signature of Registered Holder)

(Name of Registered Holder)

NOTICE:	The signature of this assignment must correspond with the name as written upon the face of the Warrant certificate in every particular without alteration or enlargement or any change whatsoever.

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SUBSCRIPTION FORM
TRANSFER FORM